EXHIBIT 10.2

                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made on the 5th day of October 2004 between Intermost Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming (the "Company" or "Intermost") and Andy Benjian Lin, an individual resident in Shenzhen, China (the "Executive"), based upon the following:

      1. The Company and the Executive executed that certain Employment Agreement dated March 12, 2004.

      2. The Company and the Executive agree that paragraph 6.1 of the Employment Agreement included a mistake.

      3. The Company and the Executive agree that paragraph 6.1 of the Employment Agreement shall be corrected to read as follows:

      6.1 The Board of Directors may, in its sole and absolute discretion, grant to the Executive an option to purchase shares of the Company's common stock. If the Board of Directors grants such an option, the Executive shall be entitled to purchase 1,000,000 shares of the Company's common stock on the date of grant, and 1,000,000 shares of the Company's common stock for each complete year that the Executive renders service under the Agreement. (Collectively, these options shall be referred to herein as the "Options".) The exercise price ("Option Price") of the Options shall be computed as the average of the closing price of the common stock for the five trading days prior to the date of grant, as to the initial 1,000,000 shares, and the average of the closing price of the common stock for the five trading days immediately preceding the last day of the Executive's service year for the remaining Options.

      4. In all other respects, the terms and conditions of the Employment Agreement shall remain the same.

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      WHEREFORE,  this  Amendment  has been  executed by the parties first named above.

                              INTERMOST CORPORATION



                              By:/s/ Shim Yang
                                 ---------------------------------



                              /s/ Andy Benjian Lin
                              ------------------------------------
                              Andy Benjian Lin